Pricing Supplement No. 72 Dated March 23, 2000         File 424 (B) (3)
(To Prospectus dated March 30, 1998          Files Nos. 33-49085 and
Prospectus Supplement dated March 30, 1998)             33-49085-01


           BELL ATLANTIC FINANCIAL SERVICES, INC.
        Medium-Term Notes, Series A - Fixed Rate Note

 Supported as to Payment of Principal, Premium, if any, and
                          Interest
                             by
                  BELL ATLANTIC CORPORATION

Principal Amount:  $400,000,000          Trade Date:  March 23, 2000
Interest Rate: 7.60%                     Original Issue Date:  March 28, 2000
Maturity Date: March 15, 2007            Net Proceeds to Issuer: $ 396,496,000
Issue Price:  99.749%                    Agents' Discount or Commission:  .625%

                     CUSIP #: 07785H CZ9

Interest Payment Dates:  March 15 and September 15

First Interest Payment Date:  September 15, 2000

Redemption:
 [X ] The Notes cannot be redeemed prior to maturity
 [ ] The Notes may be redeemed prior to maturity
 Initial Redemption Date:
 Initial Redemption Price:     %
 Annual Redemption Price Reduction:   % until Redemption Price is 100%
                                      of the principal amount

Repayment:
 [X ] The Notes cannot be repaid prior to maturity
 [ ] The Notes can be repaid prior to maturity at the option of the holder of the Notes
 Repayment Date:
 Repayment Price:   %

Currency:  U.S. dollars

Discount Note:    [ ] Yes     [X ] No

Form: [X ] Book-Entry         [ ] Certified

Agents' Capacity:     [ ] Agent          [X ] Principal

Other: The Underwriters have agreed to reimburse the companies for certain expenses.

                 Joint Book-Running Managers

   Goldman, Sachs & Co.                      Morgan Stanley Dean Witter
               _______________________________

   Merrill Lynch & Co.                  Salomon Smith Barney